Exhibit 23.1



                                CONSENT OF HUNTON & WILLIAMS



                                     November 13, 1998




Unistar Gaming Corp.
478 Wheelers Farms Road
Milford, CT  06460

                              Unistar Gaming Corp.
                        Proxy Statement/Amendment No. 1
                   to the Registration Statement on Form S-1


Gentlemen:

This firm has reviewed the information set forth in the first and seventh paragraphs under the section entitled "RISK FACTORS--Pending Litigation That Could Have a Material Adverse Effect on Unistar and the NIL" of the Proxy Statement/Amendment No. 1 to the Registration Statement on Form S-1 (the "Proxy Statement/Registration Statement") of Unistar Gaming Corp., a Delaware corporation (the "Company"). We understand that the information set forth therein as it relates to the issue of the authorization of the National Indian Lottery under 25 U.S.C. 2701 et seq. is based upon the advice provided to the Company by this firm.

We consent to the summarization of such advice and the reference to us in the Proxy Statement/Registration Statement, including the references to us in the sections entitled "FEDERAL INCOME TAX CONSEQUENCES" and "LEGAL MATTERS."

Very truly yours,




HUNTON & WILLIAMS